UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CERAGENIX PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 28, 2008

Dear Ceragenix Stockholder:

It is my pleasure to invite you to Ceragenix’s 2008 Annual Meeting of Stockholders.  We will hold the meeting on May 29, 2008, at 10:00 a.m., Mountain time, at the law offices of Hogan & Hartson LLP located at 1200 17th Street, Suite 1500, in Denver, Colorado.

During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement that follows, update you on important developments in our business and respond to any questions that you may have about the Company.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible.  Please review the instructions on each of your voting options described in the Proxy Statement that follows.

On behalf of your Board of Directors, thank you for your continued support and interest in Ceragenix. I look forward to seeing you at the meeting on May 29.

Very truly yours,

/s/ Steven S. Porter
Steven S. Porter
Chief Executive Officer and Chairman of the Board

1444 Wazee Street, Suite 210

Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2008

To Our Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Ceragenix Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, will be held at 10:00 a.m. Mountain time on May 29, 2008, at the law offices of Hogan & Hartson LLP located at 1200 17th Street, Suite 1500, in Denver, Colorado, for the following purposes:

1.     To elect six directors of the Company.

2.     To ratify the award of the options to purchase common stock of the Company previously granted to certain persons.

3.     To consider and vote upon a proposal to approve and adopt the Ceragenix Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan.

4.     To ratify the Audit Committee’s appointment of GHP Horwath PC as the Company’s independent auditors for 2008.

5.     To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

6.     To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on April 21, 2008, are entitled to notice of and to vote at the Annual Meeting.  A list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder during ordinary business hours for a period of 10 days prior to the Annual Meeting at the Company’s headquarters, 1444 Wazee Street, Suite 210, Denver, Colorado 80202.

The Board of Directors of the Company extends a cordial invitation to all stockholders to attend the Annual Meeting in person.  If your shares are registered in your name, you should bring your proxy card and a form of identification to the meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

In order that your shares may be represented at the meeting if you are not personally present, you are urged to fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked by you at any time prior to close of the Annual Meeting.  The prompt return of your completed proxy will assist the Company in obtaining a quorum of stockholders for the Annual Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Annual Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

By Order of the Board of Directors

/s/ Jeffrey Sperber
Jeffrey Sperber
Secretary

Denver, Colorado
April 28, 2008

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN

PLEASE SUBMIT YOUR PROXY PROMPTLY

Table of Contents

Page

About the Meeting	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at the meeting?	2
What are the voting rights of the holders of Ceragenix Common Stock?	2
Who can attend the meeting?	2
What constitutes a quorum?	2
How do I vote my shares?	2
Can I change my vote after I have submitted my proxy?	3
What are the Board’s recommendations?	3
What vote is required to approve each proposal?	3
Proposal 1: Election of Directors	3
Director Nominee Information	4
Certain Relationships, Related Transactions, and Director Independence	6
Board and Committee Information	8
Stockholder Communications to Directors	9
Code of Business Conduct and Ethics	9
Report of the Audit Committee	9
Overview of Compensation Policies	10
Executive Compensation	12
Director Compensation	15
Proposal 2: Ratification of Stock Option Grants	17
Proposal 3: Approve and Adopt 2008 Omnibus Incentive Plan	19
Proposal 4: Ratify Appointment of Independent Auditors	22
Principal Accounting Fees and Services	22
Pre-Approval Policies	22
Proposal 5: Amend the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 50,000,000 to 100,000,000	23
Beneficial Ownership of Voting Securities	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
Stockholder Proposals	25
“Householding” of Proxy Materials	26
Annual Report	26
Other Matters	26
Availability of Annual Report on Form 10-K	26

Exhibit A:  Audit Committee Charter

Exhibit B:  Compensation Committee Charter

Exhibit C:  2008 Omnibus Incentive Plan

1444 Wazee Street, Suite 210

Denver, Colorado 80202

PROXY STATEMENT

Annual Meeting of Stockholders

May 29, 2008

This Proxy Statement is furnished to the stockholders of Ceragenix Pharmaceuticals, Inc. (“Ceragenix” or the “Company”), a Delaware corporation, in connection with the solicitation by and on behalf of the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. The Annual Meeting will be held at 10:00 a.m. (Mountain daylight time) on May 29, 2008, at the law offices of Hogan & Hartson LLP located at 1200 17th Street, Suite 1500 in Denver, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Proxy solicitation expenses will be paid by the Company.  This Proxy Statement and the accompanying proxy card are dated April 28, 2008, and are first being sent to stockholders on or about April 28, 2008.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the following proposals:

Proposal 1: To elect six directors of the Company.

Proposal 2: To ratify the award of the options to purchase common stock of the Company previously granted to certain persons.

Proposal 3: To consider and vote upon a proposal to approve and adopt the Ceragenix Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan.

Proposal 4: To ratify the Audit Committee’s appointment of GHP Horwath PC as the Company’s independent auditors for 2008.

Proposal 5: To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.

Proposal 6: To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 21, 2008, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Ceragenix Common Stock?

Each outstanding share of Ceragenix Common Stock will be entitled to one vote on each matter considered at the meeting.  The holders of shares of Series A Preferred Stock and Series B Preferred Stock are not entitled to vote on any matter considered at the meeting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting.  If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the stock of the Company outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, 16,339,472 shares of Common Stock were outstanding.  Thus, the presence of the holders of Common Stock representing at least 8,169,737 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote my shares?

If you are a registered stockholder (that is, if you hold your stock in certificate form), you may vote by telephone, or electronically through the Internet, by following the instructions provided in the enclosed proxy card.  The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Standard Time, on May 28, 2008.  If your shares are held in “street name,” please contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

If you complete and properly sign the enclosed proxy card and return it to the Company, it will be voted as you direct.  If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person.  “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I have submitted my proxy?

Yes.  Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date (or by submitting a new proxy via the Internet or by telephone).  If you attend the meeting in person, you may request that the powers of the proxy holders be suspended with respect to your shares, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.  The Board recommends a vote FOR each of the proposals.  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each proposal?

With respect to the election of directors, the number of candidates equaling the number of directors to be elected, having the highest number of votes case in favor of their election, will be elected to the board of directors.  With respect to the proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000, the affirmative vote of the holders of a majority of the outstanding common stock is required to approve the proposal.  With respect to the other proposals, the affirmative vote of the majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on each such matter is required to approve each matter.  A properly executed proxy marked “Abstain” with respect to a matter will have the effect of a vote against such matter, except in the case of the proposal to elect directors.  An abstention on the proposal to elect directors will not count as a vote cast on the proposal to elect that director.  A broker “non-vote” occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.  Broker “non-votes” on a particular proposal will be treated as present for determining whether the quorum requirement is satisfied, but will not count as a vote cast on the proposal.

Your vote is important.  Regardless of whether or not you plan to attend the meeting, please submit your proxy via the Internet, by telephone, or by completing, signing and returning the proxy card included with this proxy statement.  If you plan to attend the meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy card from the broker or bank assigning voting rights to you for your shares.

PROPOSAL 1 : ELECTION OF DIRECTORS

Under our current Certificate of Incorporation the business and affairs of the Company shall be managed by a Board of Directors consisting of at least one but not more than ten members.  At each Annual Meeting of Stockholders, directors shall be elected for a term of one year and shall serve until the election and qualification of their successors, unless they sooner resign.  At each Annual Meeting, the stockholders shall elect directors to hold office until the next succeeding Annual Meeting.  Currently, the number of Board members is set at six, of whom four are independent.

Director Nominee Information

The following table gives certain information as to each person nominated by the Board of Directors for election as a Director as of April 28, 2008.  Additional information regarding the business experience, length of time served in each capacity, and other matters relevant to each individual is set forth below the table.

Name	Age	Position
Steven S. Porter	58	Chairman of the Board, Chief Executive Officer of Ceragenix
Jeffrey Sperber	43	Director, Chief Financial Officer of Ceragenix
Michel Darnaud	58	Director, President of the Cardiopulmonary Business Unit and Intercontinental for Sorin (Italy)
Cheryl A. Hoffman-Bray	51	Director, Chief Financial Officer of the Education Development Center, Inc.
Philippe J.C. Gastone	53	Director, Independent Consultant
Alberto J. Bautista	57	Director, Sector Partner for 3i

Steven S. Porter has served as Chief Executive Officer and Chairman since May 2005. Prior to joining our company, he served as Chief Executive Officer and Chairman of the Board of Osmotics from its inception in August 1993 until May 2005. He continues to serve as a director of Osmotics Corporation. He has served as Chief Executive Officer and Chairman of Osmotics Pharma since February 2002. In January 1986, Mr. Porter and 2 other individuals founded GDP Technologies, Inc. (GDP), a medical imaging company, completing major strategic partnerships with Olympus Optical, Japan, GE Medical and Bruel & Kjaer, Denmark. From that time until August 1993, Mr. Porter served as Executive Vice President of GDP. Prior to 1986, Mr. Porter was the National Sales Manager for Protronyx Research, Inc., a large-scale scientific computer systems company, working with the United States Department of Energy, United States Department of Defense, Boeing, and the National Security Agency. Mr. Porter has a Bachelor of Arts degree in Economics from UCLA.

Jeffrey Sperber has served as Chief Financial Officer since May 2005 and was elected as a director in May 2005.  Prior to joining our company, he served as the Chief Financial Officer of Osmotics Corporation from June 2004 until May 2005. He has served as Chief Financial Officer of Osmotics Pharma since June 2004. From January 2004 through May 2004, Mr. Sperber worked as an independent consultant for various companies, including Osmotics. From March 2001 through January 2004, Mr. Sperber served as the Vice President-Controller of TeleTech Holdings, Inc., a $1 billion, global, public company that provides outsourced call center services primarily to the Fortune 100. From October 1997 through March 2001, he served as the Chief Financial Officer of USOL Holdings, Inc., a publicly traded broadband provider focused on multi-family housing communities. At USOL, Mr. Sperber led a successful public offering of USOL’s common stock. From August 1995 through September 1997, Mr. Sperber served as a business unit controller for Tele-Communications, Inc., (subsequently acquired by Comcast). From September 1991 through August 1995, he served in various financial positions for Concord Services, Inc., an international conglomerate, most recently as the Chief Financial Officer of its manufacturing and processing business unit where he oversaw both public and private entities. From September 1986 through September 1991, Mr. Sperber was employed by Arthur Andersen LLP in Denver, Colorado. Mr. Sperber received a CPA license in the State of Colorado, which has since expired.

Michel Darnaud was elected as a director of our company in June 2005. Since February 2008, he as served as President of the Cardiopulmonary Business Unit and Intercontinental for Sorin (Italy).  From October 2005 through January 2008, Mr. Darnaud served as Consultant - Medical Technology for Europe with Spencer Stuart (Paris).  He served as President of the European Division (Paris) of Boston Scientific Corporation, a producer of medical device products, from 1998 through June 2005. From 1992 until 1997, he worked for Baxter International. Mr. Darnaud was the European President of the Baxter Cardio Vascular Group from 1996 until 1997. From 1994 to 1996 he served as the Vice President of the Renal Division; and from 1992 to 1994 he served as the Area Vice President of the Renal Division. During 1991, Mr. Darnaud served as the General Manager of Diagnostica Stago, a company that manufactures specialty diagnostic products. From 1977 to 1990, he worked with Baxter International. Mr. Darnaud has been a member of the European Medical Device Industry Association since 2002 and its President since October 2004. He graduated from Ecole des Hautes Etudes Commerciales du Nord in 1973.

Cheryl A. Hoffman-Bray was elected as a director of the Company in June 2005. Since August 2006, Ms. Hoffman-Bray has served as the Chief Financial Officer of the Education Development Center, Inc., a non-profit organization that manages projects addressing world wide education and health care needs.  From October 2004 through March 2006, she served as the Senior Advisor to the Executive Dean of Harvard University.  She served as the Dean of Finance and Chief Financial Officer of Harvard’s Faculty of Arts and Sciences from March 2000 until October 2004. Ms. Hoffman Bray served as Chief Financial Officer and Senior Vice President of Finance at the Beth Israel Deaconess Medical Center from May 1998 to May 1999. From October 1996 until May 1998, she served as the Medical Center’s Vice President of Finance. From January 1995 to October 1996, Ms. Hoffman Bray served as the Senior Vice President and Chief Financial Officer of the New England Deaconess Hospital in Boston, Massachusetts. From June 1984 to December 1994, she worked for Albany Memorial Health Systems, Inc., serving as their Vice President and Chief Financial Officer from July 1989 until December 1994 and as the Controller and Director of Fiscal Services from June 1984 until July 1989. From 1980 until May 1984, she was employed by Coopers & Lybrand.  Ms. Hoffman Bray graduated from the State University of New York at Albany 1979 with a Bachelor of Science in Accounting and received her Master of Science from the University in 1980. Ms. Hoffman Bray is a member of the Boston Club and a director of the Harvard Cooperative Society.

Philippe J.C. Gastone was elected as a director of our company in June 2005. Since February 2008, Mr. Gastone served as an independent consultant.  From September 2000 until February 2008 he served as the Senior Vice President in Charge of Corporate Business Development for Europe and Americas of Cemex. From 1999 to 2000, he served as a partner of Dome & Cie, a French investment bank. From 1997 to 1999, Mr. Gastone served as a director of Merrill Lynch (London and Paris). From 1994 to 1997, he was the Executive Director, in charge of the Mergers and Acquisitions Origination Group for Europe, of Union Bank of Switzerland (London). From 1984 to 1994, Mr. Gastone worked at Booz, Allen & Hamilton, focusing on strategy and mergers & acquisitions advisory. From 1977 to 1982, he worked as a consultant for The Boston Consulting Group. In 1983, Mr. Gastone received his MBA from INSEAD in Fontainebleau, France in 1983. He graduated from the Ecole des Hautes Etudes Commerciales in 1977 with a BA.

Alberto J. Bautista was elected as a director of our company in June 2005. Mr. Bautista has been a Sector Partner for 3i, an international private equity firm, since October 2006.  From January 2004 until October 2006, Mr. Bautista worked as the Founder and Principal Consultant of AJB Consulting since January 2004. AJB Consulting is a health care consulting practice based in Singapore, focused on small and medium-sized companies in the life science, medical device, and biotech spaces. From June 1975 to December 2003 he worked at Baxter International in various senior executive positions, including as Vice President and Consultant of Global Renal at Baxter Japan, President of the Asian Division of Baxter Healthcare, President of Worldwide Exports for Baxter World Trade, and General Manager of various branch locations. Mr. Bautista received his M.S. in Management at the Sloan School (Massachusetts Institute of Technology) and his B.S. in Industrial Engineering at the University of the Philippines.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE DIRECTORS, TO SERVE UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

Certain Relationships, Related Transactions, and Director Independence

On May 10, 2005, a wholly owned subsidiary of the Company merged with and into Ceragenix Corporation, a Colorado corporation, with Ceragenix Corporation surviving the merger as a wholly owned subsidiary of the Company (the “Merger”).  As consideration for the Merger, the Company issued to the shareholders of Ceragenix Corporation 11,427,961 shares of common stock, 1,000,000 shares of Series A Preferred Stock, warrants to acquire 1,079,472 shares of common stock at $2.18 per share and options to acquire 2,714,750 shares of common stock at $1.00 per share.  The common shares issued represented approximately 92% of the Company’s issued and outstanding common stock on the date of the Merger.  Prior to the Merger, Osmotics Corporation (“Osmotics”), a privately held cosmeceutical company, owned approximately 98% of Ceragenix Corporation’s common stock and as a result of the equity consideration paid by the Company in the Merger, became the Company’s largest shareholder.  Additionally, the officers of Ceragenix Corporation became the officers of the Company.  Steven Porter served on Osmotics’ board of directors until he resigned effective January 1, 2008.  Mr. Porter’s wife, Mrs. Francine Porter, serves as the Chief Executive Officer of Osmotics .

Ceragenix Corporation is a party to several agreements with Osmotics related to the intellectual property underlying Ceragenix Corporation’s proposed products.  Specifically, Ceragenix Corporation is a party to a Technology Transfer Agreement, a Sublicense Agreement and a Non Compete Agreement which, together, resulted in the transfer and assignment to Ceragenix Corporation of Osmotics’ intellectual property rights related to prescription applications of barrier repair technology licensed from the University of California as well as to remove Osmotics as a co licensee under Osmotics’ license agreement with Brigham Young University.

Effective November 7, 2005, Osmotics adopted a Plan of Distribution pursuant to which it plans to exchange 10.7 million shares of the Company’s common stock and 1.0 million shares of the Company’s Series A Preferred Stock for shares of its outstanding common or preferred stock.  As part of that Plan of Distribution, Osmotics entered into an escrow agreement with Corporate Stock Transfer, Inc., as Escrow Agent, to hold the 10.7 million shares of common stock and 1.0 million shares of Series A Preferred Stock pending registration of those securities under the Securities Act.  Under the terms of the escrow agreement, Osmotics concurrently granted to our board of directors an irrevocable proxy granting to our board of directors the right to vote all of the escrowed shares (an aggregate of 10.7 million shares of common stock and 1.0 million shares of Series A Preferred Stock (“non-voting”)).  As a result of this series of transactions, our board of directors in effect, exercises voting control over future elections of members of our board of directors until such time as the Plan of Distribution of Osmotics has been completed.

Each if the following officers and directors is either a shareholder or preferred shareholder of Osmotics. Under the Plan of Distribution of Osmotics, the following officers and directors may be entitled to receive approximately the following number of shares of our common stock:

Steven S. Porter(1)(2)	693,714
Jeffrey Sperber(2)	25,000
Carl Genberg(2)	98,917
Dr. Peter Elias(2)	13,333
Philippe Gastone	15,000

(1)           Includes 346,857 shares allocated to Ms. Francine Porter.

(2)           Represents estimate of shares to be received in exchange for restricted shares owned in Osmotics.  Eligibility to receive such shares is contingent upon the satisfaction of certain market conditions related to the Company’s common stock.  As of December 31, 2007 such conditions have not been met.

In August 2006, Ceragenix Corporation and Osmotics entered into a Patent Sublicense Agreement covering Osmotics’ rights to utilize the barrier repair technology licensed from the University of California for cosmetic, non prescription applications (as defined in the agreement).  The Patent Sublicense Agreement also provides Ceragenix Corporation with the right to repurchase Triceram®, a non prescription product currently sold by Osmotics that utilizes the barrier repair technology for $616,000.  Additionally, as consideration for the right to repurchase Triceram®, Ceragenix Pharmaceuticals, Inc. agreed to extend the life of warrants to acquire 1,057,161 shares of Ceragenix Pharmaceuticals, Inc.’s common stock held by Osmotics until one year from the date a registration statement registering the underlying common shares is declared effective by the SEC.  The Patent Sublicense Agreement effectively supersedes the Technology Transfer Agreement and Sublicense Agreement.

In August 2006, Ceragenix Pharmaceuticals, Inc. and Osmotics entered into a Registration Rights Agreement covering the 10.7 million shares of our common stock owned by Osmotics as well as 1.0 million shares of Series A Preferred Stock currently held in escrow (the “Escrow Shares”) for distribution to the shareholders of Osmotics.  Pursuant to this agreement, the Company is obligated to register the Escrow Shares with the SEC.  The Company filed such a registration statement in February 2007, however, based on discussions with the SEC, the Company withdrew such registration statement.  After subsequent discussions with the SEC, the Company believes that it will have to register the Osmotics exchange transaction on Form S-4 in order to avoid Rule 415 limitations.  The Company cannot file the S-4, until Osmotics comes to an agreement with its debtholders regarding how many of the escrowed shares will be used to satisfy their debt obligations.  The Company does not know when Osmotics will complete this negotiation.

In December 2006, Osmotics and Ceragenix Pharmaceuticals, Inc. entered into a limited standstill agreement covering the Escrow Shares.  Under the limited standstill agreement, Osmotics has agreed that the Escrow Shares will be released into the trading market over a 24 month period commencing the later of September 30, 2007 or upon consummation of the Osmotics Exchange Offer.  In November 2007, the limited standstill agreement was amended to state that the restriction period shall not end prior to June 30, 2008.  As a result, the Escrow Shares are prohibited from being released into the trading market until after June 30, 2008.  The Osmotics’ shareholders participating in the Osmotics Exchange Offer will be subject to the provisions of the limited standstill agreement.

Based on its ownership of approximately 67% of the Company’s issued and outstanding common stock, Osmotics may be deemed a “parent” as defined under the rules and regulations promulgated under the Securities Act.

During the years ended 2007 and 2006, the Company paid Osmotics $59,706 and $59,752, net, respectively, under a shared services agreement.

In January 2008, we loaned Osmotics $50,000 under a promissory note agreement.  The promissory note bears interest at an annual rate of 9.5%.  The principal amount of the promissory note, along with any unpaid accrued interest, is payable the earlier of (i) April 11, 2008 or (ii) when Osmotics receives payment from a certain purchase order.  At the Company’s option, the principal amount and accrued interest thereon may be applied to the balance owed by the Company to Osmotics for the purchase of Triceram® described above.  The loan was made at the request of Osmotics and approved by the disinterested members of our BOD. In March 2008, Osmotics made a principal payment of $25,000.

All transactions with Osmotics are approved by the disinterested members of the Board or the Audit Committee.  The disinterested members of our Board are Ms. Hoffman-Bray and Messrs. Darnaud and Bautista.

The Company’s Board of Directors has determined that Messrs. Darnaud, Gastone , Bautista and Ms. Hoffman-Bray are each “independent” as that term is defined by the National Association of Securities Dealers Automated Quotations (“NASDAQ”).  Under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years;  (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of Ceragenix has served on that company’s compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of Ceragenix’s outside auditor.

Board and Committee Information

During the Company’s 2007 fiscal year, the Board of Directors met four  times. The Board consists of six members of whom four (Ms. Hoffman-Bray and Messrs. Bautista, Gastone, and Darnaud) are independent directors as defined under the rules promulgated by the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market.  During 2007, each member of the Board of Directors attended all meetings and committee meetings with the exception of Ms. Hoffman-Bray and Mr. Darnaud who each did not attend one telephonic meeting of the Audit Committee.  It is not the policy and practice of the Company that all directors and all nominees for election to the Board attend the Annual Meeting of Stockholders. The Company did not hold an annual meeting in 2007.  The standing committees of the Board of Directors are the Audit and Compensation Committees.

Audit Committee. The Company’s Audit Committee (“Audit Committee”) is comprised of Ms. Hoffman-Bray and Messrs. Gastone and Darnaud, all of whom independent directors under the rules promulgated by the SEC and the Nasdaq Stock Market.  The Audit Committee reviews the independent public accountants’ reports and audit findings, the scope and plans for future audit programs, independence of the independent accountants, and annual financial statements.  The Audit Committee also recommends the choice of independent public accountants to the full Board.  The Audit Committee has the sole authority to retain and terminate the Company’s independent public accountants, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by the Company’s independent public accountants. Nine Audit Committee meetings were held in 2007.  The Company’s Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s web site at www.ceragenix.com under the Investor Relations section and included as Exhibit A to this Proxy Statement.  The Board of Directors has determined that Ms. Hoffman-Bray and Mr. Gastone are “audit committee financial expert,” as defined under SEC rules, and satisfy the Nasdaq financial sophistication requirements, as a result of their knowledge, abilities, and experience.

Compensation Committee. The Company’s Compensation Committee (“Compensation Committee”) is currently comprised of Messrs. Bautista, Darnaud and Gastone, all independent directors.  The Compensation Committee reviews and makes recommendations to the Board concerning the compensation paid to the Company’s officers.  The Compensation Committee held three meetings in 2007.  The Company’s Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.ceragenix.com under the Investor Relations section and included as Exhibit B to this Proxy Statement.

Nominating Committee.  The Company does not currently have a Nominating Committee.  The Company has not added any new directors since June 2005 and accordingly has not had a need for a Nominating Committee.  In the event that the Company determines it is desirable to add a new director, the entire Board of Directors would oversee the process of identifying potential directors.

Stockholder Communications to Directors

Any stockholder may communicate directly with the Board of Directors (or any individual director) by writing to the Chairman of the Board at the Company’s headquarters, 1444 Wazee Street, Suite 210, Denver, Colorado 80202.  Any such communication should state the number of shares beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the stockholder’s communication to the appropriate director.  For any communication relating to accounting, auditing or fraud, such communication will be forwarded immediately to the Chairman of the Audit Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code”) applicable to its officers, directors, and employees, which includes the principal executive officer, principal financial officer and principal accounting officer.  The Code is available on the Company’s website at www.ceragenix.com under the Investor Relations section.  The purpose of the Code is to provide legal and ethical standards to deter wrongdoing and to promote:

1.                     Honest and ethical conduct;

2.                     Full, fair, accurate, timely, and understandable disclosures;

3.                     Compliance with laws, rules, and regulations;

4.                     Prompt internal reporting of violations of the Code; and

5.                     Accountability for adherence to the Code.

Report of the Audit Committee

The Audit Committee of the Board of Directors has oversight responsibility for the Company’s financial reporting processes and the quality of its financial reporting. In reporting this oversight function, the Audit Committee relied upon information and advice received in discussions with the Company’s management and with the auditors, GHP Horwath P.C.

Management has the primary responsibility for the system of internal controls and the financial reporting process.  The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.  The Audit Committee has the responsibility to monitor and oversee these processes.

In connection with the December 31, 2007, financial statements, the Audit Committee: (1) reviewed and discussed the audited financial statements with management including the quality of the accounting principles applied and significant judgments used in preparing the Company’s financial statements, (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61, including the independent auditor’s judgment of accounting principles applied and significant judgments used in preparing the Company’s financial statements, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1 (Communication with Audit Committee) and discussed with the auditors the independence of GHP Horwath P.C. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Respectfully submitted on April 28, 2008, by the members of the Audit Committee of the board of directors.

Cheryl Hoffman-Bray, Chairperson

Michel Darnaud

Philippe Gastone

In accordance with the rules and regulations of the SEC, the above report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

Overview of Compensation Policies

Compensation of the Company’s executive officers is determined by the Board.  The Compensation Committee is responsible for considering specific information and making recommendations to the full Board with respect to compensation matters.  The Compensation Committee voting membership is comprised of Messrs. Bautista, Darnaud and Gastone (three independent directors) appointed annually by the Board.  The Compensation Committee’s consideration of and recommendations regarding executive compensation are guided by a number of factors described below.  The objectives of the Company’s total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company’s executives to achieve goals consistent with the Company’s business strategy, to provide an identity of interests between executives and stockholders through employee compensation plans, and to provide a compensation package that recognizes an executive’s individual results and contributions in addition to the Company’s overall business results.

During 2007 there were three key elements used to compensate the Company’s executives consisting of base salary, stock options and cash bonuses.  The Compensation Committee makes its recommendation to the Board regarding salary levels of officers and key employees, stock options and cash bonus awards based on information derived from a third party survey.  The Board reviews management’s future goals and strategies at least yearly to ensure that they are aligned with those of the stockholders and that they provide a sound growth platform that will enhance stockholder value in both the long and short term. In making its recommendations concerning executive compensation, the Committee reviews individual levels of responsibility, scope and complexity of the executive’s position and an evaluation of each individual’s role and performance in advancing the business strategies of the Company. The individual’s and Company’s performance are compared to the executive salary ranges for other companies of similar size and industry.

The Compensation Committee recommends to the Board compensation levels for the Chief Executive Officer, the Chief Financial Officer and other executive officers of the Company. In reviewing individual performance of executives whose compensation is detailed in this Proxy Statement, the Compensation Committee takes into account the full compensation package of each individual, including past compensation levels, past gains on exercises of stock options, and current intrinsic of outstanding options and restricted shares. Additionally, the Committee takes into account the views of the Company’s Chief Executive Officer, who reviews the successes and failures of the Company and its executive officers in light of the goals and strategies for the past year.

Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at similar companies.

The salary levels of the Chief Executive Officer and other officers of the Company are recommended by the Compensation Committee and approved by the Board of Directors. Specific individual performance, initiative and accomplishments and overall corporate performance are reviewed in determining the compensation level of each individual officer. The Compensation Committee, where appropriate, also considers other performance measures including licensing and financing transactions, future pipeline and compliance with key corporate agreements.

During 2007, there were certain events that the Compensation Committee considered to be important with respect to determining compensation for key executives of the Company. These events included:

•              FDA Approval of EpiCeram® during 2006;

•                  Prospects for an EpiCeram® commercialization transaction during 2007; and

•                  Completion of the December 2006 financing transaction

The annual base salaries of Steven Porter, the Company’s Chief Executive Officer, Jeffrey Sperber, the Company’s Chief Financial Officer, and Carl Genberg, Senior Vice President, were $250,000, $210,000, and $230,000, respectively, in 2007.  In addition, these officers received grants of stock options to serve as an incentive to increase the share price of the Company’s stock and as a reward for the past year’s accomplishments. The stock options are described with more detail in the compensation tables and related footnotes to those tables. The salary and incentive equity grants were granted, in part, in consideration of the items discussed above.

The Compensation Committee believes that the officers of the Company are strongly motivated and dedicated to the growth in stockholder value of the Company. The Compensation Committee further believes that the Chief Executive Officer, as well as the other officers of the Company, are receiving salary compensation in the mid to lower-range of peer-group levels and that their performance incentives are heavily based on their personal shareholding and/or incentive equity holdings in the Company. In 2007, stock options were granted to officers with the view that such awards align their interest directly with that of the stockholders.

Equity Incentive Compensation

Under existing Company policy, equity-based compensation may be granted to the Company’s key employees and consultants, including the individuals whose compensation is detailed in this Proxy Statement. The Compensation Committee recommends the number and form of the equity-based compensation considering factors including individual performance, CEO recommendations, and gains received on past equity-based grants.

The use of equity-based compensation is intended to align the interests of the executives and other key employees with those of the stockholders. Equity-based compensation also serves to increase management ownership in the Company, provides a level of deferred compensation, aids in employee retention and conserves cash. The Compensation Committee believes that stock options are the best tools to provide for both short term rewards and mid and long term incentive to motivate the executive officers and key employees of the Company to perform at a high level and in the best interest of stockholders.

The Compensation Committee believes that stock options are the best form of long term compensation that rewards management for increasing stockholder value through an increasing stock price. Failure to raise the future stock price will result in a significant loss of potential compensation for executive officers and key employees.  The Compensation Committee and the Board do not time the granting of options or shares to the release of important information or quarterly results.  The Compensation Committee has previously determined to award annual stock option grants at the June Board meeting.

The following table represents the current status of the outstanding equity compensation awarded pursuant to the policies described above, which have not been previously approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity Compensation awards not approved by security holders	4,905,750	$1.64	N/A

Executive Compensation

The following table sets forth the overall compensation earned over each of the past two fiscal years ending December 31, 2007, by (1) each person who served as the principal executive officer of Ceragenix during fiscal year 2007; (2) Ceragenix’s two most highly compensated executive officers as of December 31, 2007, with compensation during fiscal year 2007 of $100,000 or more; and (3) those two individuals, if any, who would have otherwise been in included in section (2) above but for the fact that they were not serving as an executive of Ceragenix as of December 31, 2007.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(4)	Stock Awards	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation Compensation ($) (2)(3)	Total ($)
Steven S. Porter	2007	$250,000	$62,500	—	$83,265	—	—	—	$395,765
Chief Executive Officer	2006	$195,000	$45,000	—	$27,275	—	—	—	$267,275

Jeffrey S. Sperber	2007	$210,000	$52,500	—	$74,549	—	—	—	$337,049
Chief Financial Officer	2006	$175,000	$48,000	—	$24,438	—	—	—	$247,438

Carl Genberg	2007	$230,000	$57,500	—	$78,878	—	—	—	$366,378
Senior Vice President	2006	$185,000	$43,000	—	$25,842	—	—	—	$253,842

(1)           Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the Company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with this Report.

(2)           Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the named executive officer; and (vii) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(3)           Includes compensation for service as a director described under Director Compensation, below.

(4)           2007 cash bonuses are considered earned but have not been paid.  The bonuses will be paid at such time that the Board determines that the Company has sufficient cash to pay the bonuses.

No outstanding common share purchase option or other equity-based award granted to or held by any named executive officer were repriced or otherwise materially modified, including extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined, nor was there any waiver or modification of any specified performance target, goal or condition to payout.

The weighted average fair value of stock options at the date of grant issued to employees during the year ended December 31, 2007 was $1.01.  We determine fair value using the Black-Scholes option pricing model. We used the following assumptions to determine the fair value of stock option grants during the year ended December 31, 2007:

Year Ended December 31, 2007
Volatility	50% – 96%
Dividend yield	0%
Risk-free interest rate	4.6% – 4.9%
Expected term (years)	6.0

The expected volatility was based on the historical price volatility of our common stock.  The dividend yield represented our anticipated cash dividend on common stock over the expected life of the stock options. We utilized the U.S. Treasury bill rate for the expected life of the stock options to determine the risk-free interest rate. The expected term of stock options represents the period of time that the stock options granted are expected to be outstanding based on management’s estimation as we do not have historical exercise trends to analyze.  During 2007, the expected term used by management was calculated per the guidance of SAB 107 “Share-Based Payment” (“SAB 107”) for “plain-vanilla” options.

The following table provides certain information concerning any common share purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2007.

Outstanding Equity Awards at Year-End

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven S. Porter (1)	981,733	214,467	—	$1.00 - $2.25	2015 - 2017	—	—	—	—

Jeffrey S. Sperber (2)	428,433	191,867	—	$1.00 - $2.25	2015 - 2017	—	—	—	—

Carl Genberg (3)	580,067	203,133	—	$1.00 - $2.25	2015 - 2017	—	—	—	—

Russell Allen (4)	195,100	191,867	—	$1.83 - $3.80	2015 - 2017	—	—	—	—

Dr. Peter Elias (5)	164,667	99,333	—	$1.00 - $2.25	2015 - 2017	—	—	—	—

(1)           Common share purchase options to acquire 950,000 shares of common stock at $1.00 per share were granted on May 10, 2005 in connection with the Merger.  These options were fully exercisable (vested) upon grant.  Includes 475,000 shares that Mr. Porter is entitled to purchase through a currently exercisable option and 475,000 shares that his spouse, Mrs. Francine Porter, is entitled to purchase through a currently exercisable option.  On June 30, 2006, Mr. Porter received common share purchase options to acquire 95,200 shares of common stock at $2.25 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  On June 6, 2007, Mr. Porter received common share purchase options to acquire 151,000 shares of common stock at $1.83 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  This table does not include the shares issued in the Merger that may become beneficially owned by Mr. Porter upon distribution by Osmotics as described under the section titled “Certain Relationships, Related Transactions, and Director Independence.”

(2)           Common share purchase options to acquire 400,000 shares of common stock at $1.00 per share were granted on May 10, 2005 in connection with the Merger.  These options were fully exercisable (vested) upon grant.  On June 30, 2006, Mr. Sperber received common share purchase options to acquire 85,300 shares of common stock at $2.25 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  On June 6, 2007, Mr. Sperber received common share purchase options to acquire 135,000 shares of common stock at $1.83 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  This table does not include the shares issued in the Merger that may become beneficially owned by Mr. Sperber upon distribution by Osmotics as described under the section titled “Certain Relationships, Related Transactions, and Director Independence.”

(3)           Common share purchase options to acquire 550,000 shares of common stock at $1.00 per share were granted on May 10, 2005 in connection with the Merger.  These options were fully exercisable (vested) upon grant.  On June 30, 2006, Mr. Genberg received common share purchase options to acquire 90,200 shares of common stock at $2.25 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  On June 6, 2007, Mr. Genberg received common share purchase options to acquire 143,000 shares of common stock at

$1.83 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  This table does not include the shares issued in the Merger that may become beneficially owned by Mr. Genberg upon distribution by Osmotics as described under the section titled “Certain Relationships, Related Transactions, and Director Independence.”

(4)           Common share purchase options to acquire 250,000 shares of common stock at $3.80 per share were granted on June 15, 2005 in connection with Mr. Allen’s commencing employment with the Company.  These options vest over a three year period (1/3 each one year anniversary date from grant).  On June 30, 2006, Mr. Allen received common share purchase options to acquire 85,300 shares of common stock at $2.25 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant). On June 6, 2007, Mr. Allen received common share purchase options to acquire 135,000 shares of common stock at $1.83 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).

(5)           Common share purchase options to acquire 150,000 shares of common stock at $1.00 per share were granted on May 10, 2005 in connection with the Merger.  These options were fully exercisable (vested) upon grant.  On June 30, 2006, Dr. Elias received common share purchase options to acquire 44,000 shares of common stock at $2.25 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  On June 6, 2007, Dr. Elias received common share purchase options to acquire 70,000 shares of common stock at $1.83 per share.  These options vest over a three year period (1/3 each one year anniversary date from grant).  This table does not include the shares issued in the Merger that may become beneficially owned by Dr. Elias upon distribution by Osmotics as described under the section titled “Certain Relationships, Related Transactions, and Director Independence.”

Director Compensation

Stock Options

All outside directors will receive options to acquire 70,000 shares of our common stock upon joining our Board. Such options will vest 100% on the first anniversary of the date of grant. On December 12, 2005, the disinterested directors approved accelerating the vesting of these options that were outstanding in order to avoid expense recognition during 2006.  Outside directors will also each receive annual grants of options to purchase shares of our common stock, the timing and other terms to be determined by the Compensation Committee of our Board. All options shall be priced at fair market value on the date of grant.  In June 2006, the Compensation Committee approved granting options to acquire 33,000 shares of common stock (each) to Mr. Gastone and Ms. Hoffman-Bray and options to acquire 30,000 shares of common stock (each) to Messrs. Bautista and Darnaud.  These options have an exercise price of $2.25 per share and vest over a three year period (1/3 on each one year anniversary from the date of grant).  In June 2007, the Compensation Committee approved granting options to acquire 48,000 shares of common stock to each of the outside directors.  These options have an exercise price of $1.83 per share and vest over a three year period (1/3 on each one year anniversary from the date of grant). The Compensation Committee has set the June Board meeting as the date to issue annual option grants.

Cash Compensation

All outside directors are compensated $1,000 per meeting day for meetings attended in person and $500 per telephonic board meeting. All outside directors will also receive an annual retainer of $25,000.  During 2007 this retainer was paid in a lump sum at the beginning of the year.  During 2008, the annual retainer will be paid in arrears in quarterly increments.  The Chairperson of the Audit Committee also receives an additional retainer of $5,000 per year. Additionally, each Audit Committee member is paid $500 per Audit Committee meeting attended whether in person or by telephone. Travel time shall not be considered a meeting day.

Travel Expenses

All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting. For domestic travel, only coach airfare will be reimbursed; for international travel we will reimburse for business class.

Director Compensation

The following table shows the overall compensation earned for the 2007 fiscal year with respect to each person who was a director as of December 31, 2007, with the exception of Mr. Porter and Mr. Sperber, who are not compensated for their director responsibilities.

DIRECTOR COMPENSATION

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Michel Darnaud (4) Director	$32,500	—	$26,318	—	—	—	$58,818

Cheryl A. Hoffman-Bray (5) Director and Chair of Audit Committee	$37,050	—	$28,037	—	—	—	$65,087

Philippe J.C.Gastone (6) Director and Chair of Compensation Committee	$32,550	—	$28,037	—	—	—	$60,537

Alberto J. Bautista (7) Director	$30,000	—	$26,318	—	—	—	$56,318

(1)           Reflects dollar amount expensed by the Company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R.  FAS 123R requires the Company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest).  As a general rule, for time-in-service-based options, the Company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option.  For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the consolidated financial statements included with the Company’s Form 10-K dated March 31, 2008.

(2)           Excludes awards or earnings reported in preceding columns.

(3)           Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

(4)           Represents 78,000 shares that Mr. Darnaud is entitled to purchase through stock options granted on June 30, 2006 and June 6, 2007 in connection with the annual director grants of which 10,000 shares are currently exercisable.

(5)           Represents 81,000 shares that Ms. Hoffman-Bray is entitled to purchase through stock options granted on June 30, 2006 and June 6, 2007 in connection with the annual director grants of which 11,000 shares are currently exercisable.

(6)           Represents 81,000 shares that Mr. Gastone is entitled to purchase through stock options granted on June 30, 2006 and June 6, 2007 in connection with the annual director grants of which 11,000 shares are currently exercisable.

(7)           Represents 78,000 shares that Mr. Bautista is entitled to purchase through stock options granted on June 30, 2006 and June 6, 2007 in connection with the annual director grants of which 10,000 shares are currently exercisable.

PROPOSAL 2 : RATIFICATION OF STOCK OPTION GRANTS

Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related SEC rules impose certain restrictions on the purchases and sales of Company securities by certain “insiders” of the Company, including directors and officers of the Company.  Under Section 16(b), if an insider engages in a purchase and a sale of Company securities within a six month period, the insider is liable to the Company for any “profit” derived from the transactions.  “Profit” is calculated by matching the purchase made at the lowest price with the sale made at the highest price.  In certain circumstances, the acquisition of securities directly from an issuer (for example a grant by the Company to its executives of options to purchase stock of the Company) is considered to be a purchase that must be matched with sales to determine whether the insider has derived any “profit.”  However, Rule 16b-3 promulgated under the Exchange Act provides that certain transactions between the Company and insiders are exempt.  Among those exempt transactions are transactions, other than “discretionary transactions,” that are ratified by the affirmative vote of the holders of a majority of the securities of the Company, provided that such ratification occurs no later than the date of the next annual meeting of shareholders.  The Company has granted the following stock options, all of which have a life of 10 years from the date of grant, since January 1, 2005.

Name	Shares	Exercise Price	Grant Date	Vesting Period
Bernie Martinez	5,000	$1.00	1/12/2005	100% on Grant
Carl Genberg	550,000	$1.00	1/12/2005	100% on Grant
Danielle Chang	1,500	$1.00	1/12/2005	100% on Grant
Edward Lewis	150,000	$1.00	1/12/2005	100% on Grant
Erin Clarke	250	$1.00	1/12/2005	100% on Grant
Francine Porter	475,000	$1.00	1/12/2005	100% on Grant
George Smart	14,000	$1.00	1/12/2005	100% on Grant
Hanna Horvath	16,000	$1.00	1/12/2005	100% on Grant
Jeff Sperber	400,000	$1.00	1/12/2005	100% on Grant
Katrin Derderian	3,000	$1.00	1/12/2005	100% on Grant

Name	Shares	Exercise Price	Grant Date	Vesting Period
Kay Ransom	2,500	$1.00	1/12/2005	100% on Grant
Leonard Hinzo	12,500	$1.00	1/12/2005	100% on Grant
Lori Tiepel	3,500	$1.00	1/12/2005	100% on Grant
Luke Leonard	10,000	$1.00	1/12/2005	100% on Grant
Maha Sherif	60,000	$1.00	1/12/2005	100% on Grant
Marco Larsen	110,000	$1.00	1/12/2005	100% on Grant
Michelle Alex	1,500	$1.00	1/12/2005	100% on Grant
Michelle Lavelle	1,500	$1.00	1/12/2005	100% on Grant
Olia Botchev	50,000	$1.00	1/12/2005	100% on Grant
Peter Elias	150,000	$1.00	1/12/2005	100% on Grant
Richard Hartigan	150,000	$1.00	1/12/2005	100% on Grant
Rima Khodadian-Strait	10,000	$1.00	1/12/2005	100% on Grant
Rose Mary Bauer	1,000	$1.00	1/12/2005	100% on Grant
Ryan Laurita	1,000	$1.00	1/12/2005	100% on Grant
Sharon Prodin	1,500	$1.00	1/12/2005	100% on Grant
Stephanie Arnold	50,000	$1.00	1/12/2005	100% on Grant
Steve Porter	475,000	$1.00	1/12/2005	100% on Grant
Swati Sharma	10,000	$1.00	1/12/2005	100% on Grant
Russell Allen	250,000	$3.80	6/15/2005	3 years
Michel Darnaud	70,000	$3.80	6/15/2005	3 years
Philippe Gastone	77,000	$3.80	6/15/2005	3 years
Cheryl Hoffman-Bray	77,000	$3.80	6/15/2005	3 years
Alberto Bautista	70,000	$3.80	6/15/2005	3 years
Sean Gorman	15,000	$4.00	6/24/2005	3 years
Richard Gallo	15,000	$3.00	7/15/2005	3 years
Paul Savage	100,000	$2.05	12/2/2005	100% on Grant
Steve Porter	95,200	$2.25	6/30/06	3 years
Carl Genberg	90,200	$2.25	6/30/06	3 years
Russell Allen	85,300	$2.25	6/30/06	3 years
Jeff Sperber	85,300	$2.25	6/30/06	3 years
Peter Elias	44,000	$2.25	6/30/06	3 years
Michel Darnaud	30,000	$2.25	6/30/06	3 years
Philippe Gastone	33,000	$2.25	6/30/06	3 years
Cheryl Hoffman-Bray	33,000	$2.25	6/30/06	3 years
Alberto Bautista	30,000	$2.25	6/30/06	3 years
Michael Rybak	15,000	$2.37	1/12/2007	3 years
Mary Nunally	50,000	$2.00	2/26/2007	3 years
Steve Porter	151,000	$1.83	6/6/2007	3 years
Jeff Sperber	135,000	$1.83	6/6/2007	3 years
Carl Genberg	143,000	$1.83	6/6/2007	3 years
Russell Allen	135,000	$1.83	6/6/2007	3 years
Peter Elias	70,000	$1.83	6/6/2007	3 years
Philippe Gastone	48,000	$1.83	6/6/2007	3 years
Michel Darnaud	48,000	$1.83	6/6/2007	3 years
Cheryl Hoffman-Bray	48,000	$1.83	6/6/2007	3 years
Alberto Bautista	48,000	$1.83	6/6/2007	3 years
William Yeoman	100,000	$1.05	3/10/2007	3 years
Total	4,905,750

If these grants had been made pursuant to a stock option plan approved by the stockholders of the Company (a “Qualified Plan”), the options would have been exempt under Rule 16b-3(c).  However, because the Company has not held an annual meeting of stockholders for several years, it has not had such a Qualified Plan under which to make stock option grants.  Thus, these grants were not made pursuant to a Qualified Plan.  The grants were, however, approved by board of directors of the Company.  The Company believes that this approval is sufficient to exempt the grants from the operation of Section 16(b) under Rule 16b-3(d)(1).  Nevertheless, the Company has determined it appropriate to ask the stockholders of the Company to ratify the grants pursuant to Rule 16b-3(d)(2) to exempt such grants from the operation of Section 16(b).

Vote Required for Ratification: The grants of stock options listed above will be ratified if the votes cast favoring the ratification exceed the votes cast opposing such action.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE GRANT OF STOCK OPTIONS LISTED ABOVE.

PROPOSAL 3: APPROVE AND ADOPT 2008 OMNIBUS INCENTIVE PLAN

This section provides a summary of the terms of the 2008 Omnibus Incentive Plan (the “Plan”) and the proposal to approve and adopt the Plan.  The Plan is attached hereto as Exhibit C.

The Board of Directors approved the Plan on March 8, 2008, subject to approval from our stockholders at this meeting.  We are asking our stockholders to approve our Plan as we believe that approval of the Plan is essential to our continued success.  The purpose of the Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  In the judgment of the Board of Directors, an initial or increased grant under the Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Plan participants with those of our stockholders.

On the Record Date, the number of shares of Common Stock reserved for issuance under the Plan was 3,000,000, and the closing price of our Common Stock was $1.00 per share.  The maximum number of shares of Common Stock subject to options that can be awarded under the Plan to any person is 500,000 per year.

Because participation and the types of awards under the Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable.  Such benefits or amounts that would have been received for the last completed fiscal year if the plan had been in effect are also not determinable.

Description of the Plan

A description of the provisions of the 2008 Omnibus Incentive Plan is set forth below.  This summary is qualified in its entirety by the detailed provisions of the Plan, a copy of which is attached as Exhibit C to this proxy statement.

Administration.  The Plan is administered by the Compensation Committee of the Board of Directors.  Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan.  Members of the Compensation Committee serve at the pleasure of the Board of Directors.

Common Stock Reserved for Issuance under the Plan.  The Common Stock issued or to be issued under the Plan consists of authorized but unissued shares and treasury shares.  If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Common Stock, then the number of shares of Common Stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Plan.

Eligibility.  Awards may be made under the Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.  Approximately four executive officers, four non-executive directors, and two employees are currently eligible to participate.

Amendment or Termination of the Plan.  The Board of Directors may terminate or amend the plan at any time and for any reason.  The Plan shall terminate in any event ten years after its effective date.  Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.

Options.  The Plan permits the granting of options to purchase shares of Common Stock intended to qualify as incentive stock options under the Internal Revenue Code.  The exercise price of each stock option may not be less than 100% of the fair market value of our Common Stock on the date of grant. The fair market value is generally determined as the closing price of the Common Stock on the OTC Bulletin Board on the day before the determination date.

The term of each stock option is fixed by the Compensation Committee and may not exceed ten years from the date of grant.  The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.  Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee. In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Common Stock (which if acquired from the Company have been held by the optionee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the Plan  may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards.  The Compensation Committee may also award:

•                                     shares of unrestricted stock,

•                                     restricted stock,

•                                     stock units,

•                                     dividend equivalent rights,

•                                     stock appreciation rights,

•                                     performance and annual incentive awards.

Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees.  However, performance-based compensation is excluded from this limitation.  The Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(i)            the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii)           the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii)          the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv)          the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

Federal Income Tax Consequences.  The grant of an incentive stock option will not be a taxable event for the grantee or for the Company.  A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”).  We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Vote Required for Ratification: The 2008 Omnibus Incentive Plan will be approved and adopted if the votes cast favoring the approval and adoption exceed the votes cast opposing such action.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE 2008 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4: RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has approved GHP Horwath, P.C. as the independent auditors for the Company and its subsidiaries for the fiscal year 2008, after evaluation of audit quality, fees, independence and other relevant factors.  GHP Horwath served as the independent auditor for the Company during the fiscal year ended December 31, 2007.  The Company is asking the stockholders to ratify the appointment of GHP Horwath as independent auditors. Representatives of GHP Horwath are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the Annual Meeting.

Principal Accounting Fees and Services

Audit Fees

GHP Horwath P.C. billed $40,550 in 2007 and $36,000 in 2006 for professional services rendered to the Company for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-QSB filings.

Audit-Related Fees

GHP Horwath P.C. billed $5,000 in 2007 and $23,495 in 2006 for professional services rendered to the Company for assurance and related services that were reasonable related to the performance of the audit.

Tax Fees

We did not engage GHP Horwath P.C. for any tax related services during 2007 and 2006.

All Other Fees

Fees billed by GHP Horwath P.C. for other services not included in the above were $0 in both 2007 and 2006.

Pre-Approval Policies

The Audit Committee has established a Non-Audit Service Policy in order to safeguard the independence of the auditors. For any proposed engagement to perform non-audit services, the Audit Committee has delegated authority to the Company’s Chief Financial Officer to engage GHP Horwath P.C. for services not to exceed $2,500 per engagement and not to exceed $10,000 in aggregate on an annual basis.

Vote Required for Ratification: The appointment of GHP Horwath P.C. will be ratified if the votes cast favoring the action exceed the votes cast opposing the action.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF GHP HORWATH P.C. AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 5: AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000

On April 2, 2008, the Company’s Board of Directors unanimously approved a resolution to place before the shareholders a vote to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000, the number of shares currently authorized, to 100,000,000. For the reasons described below, the Company’s Board believes adoption of the proposed amendment is essential for the Company to have the ability to structure financings for possible future acquisitions and to meet the Company’s other financing needs.

Reasons For Proposal

The purpose of the amendment is to allow the Company to have a sufficient number of shares of authorized but un-issued Common Stock that can be issued in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors.  Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors without the expense and delay of a special shareholders’ meeting to approve such additional authorized Common Stock.  Such corporate purposes could include, without limitation, the issuance of shares in connection with equity financings and the issuance of shares in connection with acquisitions. The Company believes that if the proposal to increase the authorized Common Stock to 100,000,000 shares is not approved, the Company’s ability to enhance its growth opportunities through additional acquisition and financing transactions or participation in other types of future transactions will be severely hampered.

As of April 17, 2008, 16,393,724 shares of the Company’s $0.0001 par value Common Stock were outstanding and approximately 22,867,000 shares have been reserved for issuance upon exercise of options and warrants or conversion of debt or preferred stock. For the purposes described above, the Board of Directors of the Company has determined that it is appropriate to increase the number of authorized shares of $0.0001 par value Common Stock from 50,000,000 to 100,000,000.

The increase in authorized Common Stock will not have an immediate effect on the rights of existing shareholders, as no specific use of the additional shares is presently contemplated, although the Company has had and will continue to have equity financings and acquisitions under consideration from time to time.  However, if the increase in authorized Common Stock is approved, the Board of Directors will have the authority to issue such authorized common stock without requiring future shareholder approval of such issuances, except as may otherwise be required by our Certificate of Incorporation or applicable laws and regulations.  To the extent that the additional authorized shares are issued in the future, they will decrease the existing shareholders’ percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by existing shareholders for their shares, could be dilutive to the Company’s existing shareholders.  The holders of Common Stock have no preemptive rights to subscribe for or purchase any additional shares of common stock that may be issued in the future.

Because the Company could issue a significant number of shares in connection with future financings or acquisitions, it is possible that a change of control of the Company could occur.  However, management believes that most of the shares sold in any financing would be sold to a number of different purchasers which would mean that such purchasers would have to act in concert to effect a change in control.

There are at present, no specific understandings, definitive arrangements or agreements with respect to any future acquisitions or other transactions which would require the Company to issue any new shares of its Common Stock.  Nevertheless, the Company may in the future acquire assets or entities, which could result in the issuance of shares of Common Stock of the Company as consideration in the transaction.

Vote Required for Approval: The amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 will be approved if the holders of a majority of the outstanding common stock cast votes in favor of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table sets forth information, as of April 17, 2008, with respect to beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding stock, by each of our directors and nominees for director, by certain executive officers, and by all officers and directors of the Company as a group.  Unless otherwise noted, each stockholder has sole investment and voting power over the shares owned.

Name & Address(1)	Shares Beneficially Owned
of Beneficial Owner	Number(1)(2)	Percent(3)
Steven S. Porter(4)	1,038,734	6.0%
Jeffrey S. Sperber(5)	473,433	2.8%
Dr. Peter Elias(6)	188,000	1.1%
Carl Genberg(7)	627,733	3.7%
Russell Allen(8)	333,633	2.0%
Michel Darnaud(9)	96,000	*
Cheryl A. Hoffman Bray(10)	104,000	*
Philippe J.C. Gastone(11)	104,000	*
Alberto J. Bautista(12)	96,000	*
Osmotics Corporation(13) 1444 Wazee Street, Suite 210 Denver, Colorado 80202	1,232,262	7.1%
Executive Officers and Directors as a Group(14)	14,761,534	75.9%

* Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and means voting or investment power with respect to securities. Except as indicated below, the individuals or groups named in this table have sole voting and investment power with respect to all shares of Common Stock indicated above.

(2)	Includes shares that may be acquired upon the exercise of outstanding options that were exercisable within 60 days of April 17, 2008.

(3)

Shares of Common Stock issuable upon the exercise of stock options that are exercisable within 60 days of April 17, 2008 are deemed to be outstanding and beneficially owned by the person or group holding such option for purposes of computing such person’s or group’s percentage ownership as of April 17, 2008, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group as of April 17, 2008.

(4)

Includes 557,067 shares that Mr. Porter is entitled to purchase through currently exercisable options and 475,000 shares that his spouse, Mrs. Francine Porter, is entitled to purchase through a currently exercisable option. Does not include the shares issued in the Merger that may become owned by Mr. Porter upon distribution by Osmotics Corporation as described under Certain Relationships and Related Transactions, below.

(5)

Represents shares that Mr. Sperber is entitled to purchase through currently exercisable options. Does not include the shares issued in the Merger that may become beneficially owned by Mr. Sperber upon distribution by Osmotics Corporation as described under Certain Relationships and Related Transactions, below.

(6)

Represents shares that Dr. Elias is entitled to purchase through currently exercisable options. Does not include the shares issued in the Merger that may become beneficially owned by Dr. Elias upon distribution by Osmotics Corporation as described under Certain Relationships and Related Transactions, below.

(7)

Represents shares that Mr. Genberg is entitled to purchase through currently exercisable options. Does not include the shares issued in the Merger that may become beneficially owned by Mr. Genberg upon distribution by Osmotics Corporation as described under Certain Relationships and Related Transactions, below.

(8)	Includes 323,433 shares that Mr. Allen is entitled to purchase through currently exercisable options.

(9)	Represents shares that Mr. Darnaud is entitled to purchase through currently exercisable options.

(10)	Represents shares that Ms. Hoffman-Bray is entitled to purchase through currently exercisable options.

(11)

Represents shares that Mr. Gastone is entitled to purchase through currently exercisable options. Does not include the shares issued in the Merger that will become beneficially owned by Mr. Gastone upon distribution by Osmotics Corporation as described under Certain Relationships and Related Transactions, below.

(12)	Represents shares that Mr. Bautista is entitled to purchase through currently exercisable options.

(13)

Includes 1,007,161 shares that Osmotics is entitled to purchase through a warrant, which warrant is immediately exercisable. Excludes 10,700,000 shares of our common stock and 1,000,000 shares of our Series A Preferred Stock owned by Osmotics that have been deposited under an escrow agreement with Corporate Stock Transfer, Inc. (the “Escrow Agreement”), pending an exchange offering with the Securityholders of Osmotics. Pursuant to the terms of the Escrow Agreement, an irrevocable proxy has been granted by Osmotics to our Board to vote these shares (i) in favor of the Board’s nominees for director, and (ii) on other matters, as determined by a majority of our Board. This proxy terminates upon distribution of the shares to the Osmotics shareholders at which point the shares will be voted by the respective Osmotics’ shareholders.

(14)

Includes (i) 10,700,000 shares of common stock and 1,000,000 shares of Series A Preferred Stock held in escrow on behalf of Osmotics but voted as determined by a majority of our Board under an irrevocable proxy (see description above) and (ii) 3,044,666 shares that directors and officers are entitled to purchase through currently exercisable options. Does not include the shares issued in the Merger that may become beneficially owned by directors and officers upon distribution by Osmotics as described under Certain Relationships and Related Transactions, above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2007, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met.

STOCKHOLDER PROPOSALS

Proposals by stockholders of the Company to be presented at the 2009 Annual Meeting of Stockholders must be received by the Company no later than January 1, 2009, to be included in the Company’s Proxy Statement and proxy for that meeting.  If a stockholder intends to submit a proposal at the meeting that is not included in the Company’s proxy statement, and the stockholder fails to notify the Company of such proposal prior to March 15, 2009, then the proxies appointed by the Company’s management would be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  The proponent of a proposal must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which such meeting is held.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  A number of brokers with account holders who are Ceragenix stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement to the Company at: Ceragenix Pharmaceuticals, Inc., Attn: Jeff Sperber, 1444 Wazee Street, Suite 210, Denver, Colorado 80202, or by calling (720) 946-6440.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

ANNUAL REPORT

The Annual Report to Stockholders concerning the operation of the Company during the fiscal year ended December 31, 2007, including audited financial statements for the year then ended, has been enclosed with this Proxy Statement.  The Annual Report is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER MATTERS

The Board knows of no other special business to be presented at the Annual Meeting.  If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

UPON A WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, TO EACH STOCKHOLDER OF RECORD OR TO EACH STOCKHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 21, 2008.  ANY REQUEST BY A STOCKHOLDER FOR THE COMPANY’S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE COMPANY’S SECRETARY, C/O CERAGENIX PHARMACEUTICALS, INC., 1444 WAZEE STREET, SUITE 210, DENVER, COLORADO 80202.

By Order of the Board of Directors

/s/ Jeffrey Sperber
Denver, Colorado	Jeffrey Sperber
April 28, 2008	Secretary

Exhibit A

CERAGENIX PHARMACEUTICALS, INC.

AUDIT COMMITTEE CHARTER

Purpose:

Acting pursuant to Section 141 of the Delaware General Corporation Law, the Board of Directors has established an Audit Committee, which shall be charged with the responsibility of overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In so doing, the Audit Committee will provide a focal point for free and open communications among independent directors, the Company’s management, the internal auditors (if any) and the Independent Auditors.

Membership:

The Audit Committee shall consist of a minimum of three members of the Board of Directors, all of whom shall be “independent” directors pursuant to the listing standards of the Nasdaq Stock Market, Inc. All Audit Committee members shall also be “independent” as defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All such members shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, with at least one member possessing accounting or financial management expertise-including past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication-including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Audit Committee must qualify as an “audit committee financial expert” as defined in Item 401(4)92 of Regulation S-K. Audit Committee members shall have had no relationship with the Company or its management that may interfere with their exercise of independence and shall not have received any payment from the Company other than payment for board and/or committee service consistent with Section 10A(m) of the Exchange Act of Rule 10A-3 thereunder. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

Responsibilities:

The responsibilities of the Audit Committee shall include:

1.      Reviewing and assessing the adequacy of the Audit Committee charter annually. The charter shall be disclosed in the annual meeting proxy statement at least once every three years.

2.      Selecting, appointing, determine funding for, reviewing, evaluating, overseeing and terminating the Independent Auditors pursuant to Section Rule 10A-3(b)(2) of the

Exchange Act, and ensuring a clear understanding exists that the Independent Auditors are ultimately accountable to and must report directly to the Audit Committee in its capacity as a committee of the Board of Directors.

3.      Reviewing and assuring the independence of the Independent Auditors. This review shall cover and include services, fees and a formal written statement from the Independent Auditors regarding relationships between the Independent Auditors and the Company.

4.      Reviewing and discussing with management and the Independent Auditors the Company’s financial reporting and its accounting policies and practices, including any significant changes. The discussion shall include quality, as well as acceptability, of such accounting and reporting policies and practices.

5.      Reviewing and approving, in advance, the provision by the Independent Auditors of all auditing services and permissible non-audit services required by Section 1 0A(h) and (i) of the Exchange Act and to review and approve the Non-Audit Services Policy of the Company on an annual basis.

6.      Reviewing annually with the Independent Auditors and financial management of the Company the scope and general extent of the proposed audit and the audit procedures to be utilized.

7.      Reviewing the results of the audit for each fiscal year of the Company with the Independent Auditors and appropriate management representatives recommending to the Board inclusion of the financial statements in the Company’s Annual Report on form 10-K to be filed with the SEC.

8.      Reviewing with management and the Independent Auditors the effect of new or proposed auditing, accounting and reporting standards, and management’s plan to implement required changes.

9.      Reviewing with the Independent Auditor and management the results of the Independent Auditor’s review of the quarterly financial statements, including any significant accounting or disclosure issues, prior to filing the Quarterly Report on Form 10-Q with the SEC or other regulators.

10.    Reviewing and appointing, replacing or dismissal of an Internal Audit leader.

11.    Reviewing the internal audit function of the Company, including the audit plan for the coming year, and the coordination of such plan with the Independent Auditors, with particular attention to maintaining the best possible effective balance between independent and internal resources. Reviewing progress of the internal audit plan, key findings, and management’s action plans to address findings.

12.    Resolving disagreements between management and the Independent Auditors regarding financial reporting.

13.    Review with management and the Independent Auditors at the completion of the annual examination:

•      The Company’s annual financial statements and related footnotes.

•      The Independent Auditor’s audit of the financial statements and report thereon.

•      Any significant changes in the audit plan.

•      Any serious difficulties or disputes with management encountered during the course of the audit.

•      Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

14.    If an Internal Audit is established, consider and review with management and the Internal Audit leader:

•      Significant findings during the year and management’s responses thereto.

•      Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

•      Any changes required in the planned scope of their internal audit plan.

•      The internal auditing department budget and staffing.

•      The internal audit department charter.

•      Internal auditing’s compliance with the IIA’s Standards for the Professional Practice of Internal Auditing Standards.

15.    Reviewing with management, Internal Audit, and the Independent Auditors the adequacy of the Company’s internal controls, including computerized information system controls and security. Such review will include inquiry about significant risks and exposures to the Company and the steps management has taken to minimize or manage such risks.

16.    Periodically reviewing the Company’s policies with respect to legal compliance, conflicts of interest and ethical conduct. Recommending to the Board of Directors any changes in these policies, which the Audit Committee deems appropriate.

17.    Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the Independent Auditor.

18.    Review with Internal Audit and the Independent Auditors the results of their review of the Company’s monitoring compliance with the Company’s code of conduct.

19.    Meet with Internal Audit, the Independent Auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

20.    Prepare a letter for inclusion in the Company’s annual meeting proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

21.    The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

22.    Engaging and determining appropriate funding for payment of compensation to independent counsel and other advisors and for payment of administrative expenses of the Audit Committee in carrying out it duties as set forth under Rule 1OA-3(b)4 of the Exchange Act.

23.    Establish procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters and ensure that such complaints are treated confidentially and anonymously. Establishing procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.    Review and approve all related-party transactions for potential conflicts of interest and approving all such transactions.

25.    The Audit Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

26.    Meet with outside counsel as necessary, including in response to any litigation matters.

27.    Notify the full Board of any governmental investigation or regulatory non-compliance/accounting deficiencies including SEC comment letters.

In addition to the above responsibilities, the Audit Committee shall undertake such other duties as the Board of Directors delegates to it, and shall report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set for a member of the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditors.

Meetings and Reports:

The Audit Committee shall hold regular meetings at least four times each year, generally in conjunction with the regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Audit Committee or the Chairman of the Board may direct. The Audit Committee shall have an opportunity to hold an executive session with each of the Independent Auditors and the Internal Auditor at each regularly scheduled meeting and as the Chair of the Audit Committee or the Chairman of the Board may direct. The Audit Committee shall maintain written minutes of its meetings, which will be filed with the minutes of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Audit Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

Exhibit B

CERAGENIX PHARMACEUTICALS, INC.

COMPENSATION COMMITTEE CHARTER

Purpose:

Acting pursuant to Section 141 of the Delaware General Corporation Law, the Board of Directors has established a Compensation Committee for the purpose of reviewing and approving, on behalf of the Board of Directors, management recommendations regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and all bonus and stock compensation to all employees, and to administer the Company’s stock option plan.

Membership:

The Compensation Committee shall consist of a minimum of three members of the Board of Directors, all of whom shall be “independent directors” pursuant to the listing standards of The Nasdaq Stock Market, Inc. All Committee members shall also be “non-employee directors” as defined by Rule 1 6b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

Responsibilities:

The Compensation Committee shall be responsible for the consideration of stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package, including (but not limited to) the following:

28.    Consider and make recommendations to the Board of Directors regarding the Chief Executive Officer’s salary, annual incentives and bonuses, perquisites, benefits, stock option grants, employment agreements, and other compensation matters including all changes thereto.

29.    Review with Company management and approve the compensation policy for executive officers of the Company and such other managers of the Company as directed by the Board.

30.    Consider and approve all other executive officers’ salaries, annual incentives and bonuses, perquisites, benefits, stock option grants, employment agreements, and other compensation matters including all changes thereto.

31.    Consider and approve the terms of offers of employment in excess of $150,000 base salary and/or 100,000 stock options.

32.    Evaluate the need for, and provisions of, employment contracts/severance arrangements for the Chief Executive Officer and other executive officers.

33.    Evaluate the performance of the Office of the Chief Executive (and such other executive

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officers as deemed appropriate) in light of the Company’s current business environment and the Company’s strategic objectives.

34.    Review with Company management and approve recommendations with regard to aggregate salary budget and guidelines for all Company employees.

35.    Act as Administrator of the Company’s Stock Option Plan. In its administration of the plan, the Compensation Committee may, pursuant to authority delegated by the Board of Directors: (a) grant stock options or stock purchase rights to individuals eligible for such grants, and (b) amend such stock options or stock purchase rights. The Compensation Committee also shall make recommendations to the Board of Directors with respect to amendments to the plan and changes in the number of shares reserved for issuance thereunder.

36.    Consider and approve management proposals regarding the establishment, termination or modification of retirement, long-term disability, and other management welfare and benefit plans.

37.    Prepare a report (to be included in the Company’s proxy statement) which describes (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based, (b) the relationship of such compensation to the Company’s performance and (c) the Compensation Committee’s executive compensation policies applicable to executive officers, specifically addressing the other “named executive officers” included in the proxy statement.

38.    Review and discuss management succession at least annually.

39.    Monitor summary data on the Company’s employee population (e.g., total personnel costs, compensation benchmark data, turnover levels).

Authority:

Any action duly and validly taken by the Compensation Committee pursuant to the power and authority conferred under this Charter shall for all purposes constitute an action duly and validly taken by the Board of Directors and may be certified as such by the Secretary or other authorized officer of the Company.

Meetings and Reports:

The Compensation Committee shall hold regular meetings at least four times each year, generally in conjunction with the regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Compensation Committee or the Chairman of the Board may direct. The Compensation Committee shall have the opportunity to hold an executive session at each regularly scheduled meeting and as the Chair of the Compensation Committee or the Chairman of the Board may direct. The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Compensation Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings.

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Exhibit C

CERAGENIX PHARMACEUTICALS, INC.

2008 OMNIBUS INCENTIVE PLAN

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CERAGENIX PHARMACEUTICALS, INC.

2008 OMNIBUS INCENTIVE PLAN

Ceragenix Pharmaceuticals, Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.             PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.  To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units (including deferred stock units), unrestricted stock, dividend equivalent rights, and cash bonus awards.  Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof.  Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.             DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1           “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.  For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options or stock appreciation rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation 1.414(c)-2(b)(2)(i).

2.2           “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) generally over a one-year performance period (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3           “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Right, Performance Share, Performance Unit or cash award under the Plan.

2.4           “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5           “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6           “Board” means the Board of Directors of the Company.

2.7           “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.

2.8           “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9           “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10         “Company” means Ceragenix Pharmaceuticals, Inc.

2.11         “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity owning 50% or more of the combined voting power of all classes of stock of the Company.

2.12         “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13         “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2.14         “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15         “Effective Date” means March 8, 2008, the date the Plan was approved by the Board.

2.16         “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.17         “Fair Market Value” means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.  If the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

2.18         “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19         “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

2.20         “Grantee” means a person who receives or holds an Award under the Plan.

2.21         “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22         “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23         “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24         “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25         “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26         “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27         “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28         “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29         “Performance Measures” means measures as described in Section 14 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.30         “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31         “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32         “Performance Unit” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.33         “Plan” means this Ceragenix Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan.

2.34         “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35         “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36         “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37         “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.38         “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39         “Service” means service as a Service Provider to the Company or an Affiliate.  Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.  Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40         “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41         “Stock” means the common stock, par value $0.0001 per share, of the Company.

2.42         “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.43         “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.44         “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.45         “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.46         “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47         “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.             ADMINISTRATION OF THE PLAN

3.1.         Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law.  The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement.  All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law.  The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.         Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)        Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed. Discretionary Awards to Outside Directors may only be administered by the Committee.

(ii)       The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section.  Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.  To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.         Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)            designate Grantees,

(ii)           determine the type or types of Awards to be made to a Grantee,

(iii)          determine the number of shares of Stock to be subject to an Award,

(iv)          establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a change of control, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)           prescribe the form of each Award Agreement evidencing an Award, and

(vi)          amend, modify, or supplement the terms of any outstanding Award.  Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.  Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee.  In addition, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve-(12)month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

3.4.         No Repricing.

Notwithstanding anything in this Plan to the contrary, no amendment or modification may be made to an outstanding Option or SAR, including, without limitation, by replacement of Options or SARs with cash or other award type, that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, in each case, without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17 or Section 5.3 and may be made to make changes to achieve compliance with applicable law, including Internal Revenue Code Section 409A.

3.5.         Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.  Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.6.         No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.         Share Issuance/Book-Entry.

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.             STOCK SUBJECT TO THE PLAN

4.1.         Number of Shares Available for Awards.

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be 3,000,000 all of which may be granted as Incentive Stock Options.  Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.

4.2.         Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3.         Share Usage.

Shares covered by an Award shall be counted as used as of the Grant Date.  Any shares of Stock that are subject to Awards of Options shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award of Options.  With respect to SARs, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.  Any shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share granted.  If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1.  Moreover, if the Option Price of any Option granted under the Plan, or if pursuant to Section 18.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, such tendered or withheld shares of Stock will again be available for issuance under the Plan.

5.             EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.         Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date.  Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date.  If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2.         Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.         Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made.  An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements.  In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would:  (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.  No Awards shall be made after termination of the Plan.  No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.             AWARD ELIGIBILITY AND LIMITATIONS

6.1.         Service Providers and Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i)  any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.

6.2.         Successive Awards and Substitute Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.  Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

6.3.         Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation 1.162-27(f) has lapsed or does not apply.

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is 500,000 per 12 month period;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is 250,000 per 12 month period; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any 12 month period by any person eligible for an Award shall be $2,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any person eligible for an Award shall be $5,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.             AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine.  Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan.  Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.             TERMS AND CONDITIONS OF OPTIONS

8.1.         Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option.  Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date.   In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2.         Vesting.

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.  For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.         Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4.         Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service.  Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.         Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6.         Method of Exercise.

Subject to the terms of Article 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company.  Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.         Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him.  Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.         Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.         Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option.  Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10.       Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member.  For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution.  The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11.       Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12.       Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

9.             TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1.         Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board.  The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the  Fair Market Value of a share of Stock on the date of grant.  SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.

9.2.         Other Terms.

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.         Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

9.4.         Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR.  Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5.         Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.  For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity.  Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.          TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS

10.1.       Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2.       Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units.  Each Award of Restricted Stock or Stock Units may be subject to a different restricted period.  The Board may in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14.  Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

10.3.       Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date.  The Board may provide in an Award Agreement that either (i)  the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii)  such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4.       Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock.  The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.  All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5.       Rights of Holders of Stock Units.

10.5.1.    Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company.  The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock.  Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2.    Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6.       Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.

10.7.       Purchase of Restricted Stock and Shares Subject to Stock Units.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock or Shares subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Stock Units (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock or Stock Units.  The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past or future Services rendered to the Company or an Affiliate.

10.8.       Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.  Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.          TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.          FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1.       General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2.       Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3.       Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4.       Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including, without limitation, Service.

13.                               TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1.       Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any Grantee.  The terms and conditions of Dividend Equivalent Rights shall be specified in the grant.  Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2.       Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.                               TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE UNITS, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1.       Grant of Performance Units/Performance Shares.

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2.       Value of Performance Units/Performance Shares.

Each Performance Unit shall have an initial value that is established by the Board at the time of grant.  The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

14.3.       Earning of Performance Units/Performance Shares.

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4.       Form and Timing of Payment of Performance Units/Performance Shares.

Payment of earned Performance Units/Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period.  Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.  The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5.       Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board.  The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6.       Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Board as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1.    Performance Goals Generally.

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6.  Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards.  Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

  14.6.2.  Timing for Establishing Performance Goals.

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Awards and (ii) the day on which 25% of any performance period applicable to such Awards has expired, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

  14.6.3.  Settlement of Awards; Other Terms.

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards.  The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

  14.6.4.  Performance Measures.

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)  net earnings or net income;

(b)  operating earnings;

(c)  pretax earnings;

(d)  earnings per share;

(e)  share price, including growth measures and total stockholder return;

(f)  earnings before interest and taxes;

(g)  earnings before interest, taxes, depreciation and/or amortization;

(h)  sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)  gross or operating margins;

(j)  return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)  cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)  productivity ratios;

(m)  expense targets;

(n)  market share;

(o)  financial ratios as provided in credit agreements of the Company and its subsidiaries;

(p)  working capital targets;

(q)  completion of acquisitions of business or companies.

(r)  completion of divestitures and asset sales; and

(s)  any combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5.    Evaluation of Performance.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6.    Adjustment of Performance-Based Compensation.

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.  The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

14.6.7.    Board Discretion.

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7.       Status of Section Awards Under Code Section 162(m).

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year.  If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.          PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share or Performance Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.  In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this

Plan be deemed to be a Parachute Payment.

16.          REQUIREMENTS OF LAW

16.1.       General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares  subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.  Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares  pursuant to an exemption from registration under the Securities Act.  Any determination in this connection by the Board shall be final, binding, and conclusive.  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2.       Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act.  To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan.  In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.          EFFECT OF CHANGES IN CAPITALIZATION

17.1.       Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan, including, without limitation, the limits set forth in Section 6.3, shall be adjusted proportionately and accordingly by the Company.  In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event.  Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share.  The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.   Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.

Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation.  Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.  In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3.       Corporate Transaction in which Awards Are Not Assumed.

Upon the occurrence of a Corporate Transaction in which outstanding Options, SARs, Stock Units and Restricted Stock are not being assumed or continued:

(i)  all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award

Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate.  The Board shall send notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4.       Corporation Transaction in which Awards Are Assumed.

The Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices.

17.5.       Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement.  The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2, 17.3 and 17.4.  This Section 17 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

17.6.       No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.          GENERAL PROVISIONS

18.1.       Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company.  In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate.  The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein.  The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2.       Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3.       Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award.  At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee.  The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations.  The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.  A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.  The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4.       Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5.       Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

18.6.       Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7.       Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8.       Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9.       Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A.  To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Board.

*    *    *

To record adoption of the Plan by the Board as of March 8, 2008, and approval of the Plan by the stockholders on                          , 20    , the Company has caused its authorized officer to execute the Plan.

By:
Title:

CERAGENIX PHARMACEUTICALS, INC.
PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Steven Porter and Jeffrey Sperber, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Ceragenix Pharmaceuticals, Inc., to be held on May 29, 2008 at 10:00 a.m., Mountain time, at the law offices of Hogan & Hartson LLP located at 1200 17th Street, Suite 1500 in Denver, Colorado, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

1. To elect six directors of the Company:	NOMINEE
☐ FOR ALL NOMINEES ☐	Steven S. Porter
☐	Jeffrey Sperber
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	Michel Darnaud
☐	Cheryl A. Hoffman-Bray
☐ FOR ALL EXCEPT ☐	Philippe J.C. Gastone
☐	Alberto J. Bautista

(To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee for whom you wish to withhold authority.)

(Check One For Each Proposal)
2. To ratify the award of the options to purchase common stock of the Company previously granted to certain persons	For	Against	Abstain
	☐	☐	☐

3. To consider and vote upon a proposal to approve and adopt the Ceragenix Pharmaceuticals, Inc. 2008 Omnibus Incentive Plan	For	Against	Abstain
	☐	☐	☐

4. To ratify the Audit Committee’s appointment of GHP Horwath PC as the Company’s independent auditors for 2008	For	Against	Abstain
	☐	☐	☐

5. To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000	For	Against	Abstain
	☐	☐	☐

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.  Every properly signed proxy will be voted in accordance with the specifications made thereon.  IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR EACH OTHER PROPOSAL.  All prior proxies are revoked.  This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business that comes before the Annual Meeting.  Receipt is hereby acknowledged of the Notice of special meeting and proxy statement.

Signature	Signature

Print Name	Print Name

Dated	Dated

Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such.  For joint accounts, each joint owner should sign.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE TO CORPORATE STOCK TRANSFER, 3200 CHERRY CREEK SOUTH DR., #430, DENVER, CO 80209 USING THE ENCLOSED ENVELOPE.